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                                    EXHIBIT 23.1
                         CONSENT OF COOPERS & LYBRAND L.L.P.


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          CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in the registration statement of North Lily Mining Company on Form S-8 of our report dated April 13, 1995, on our audits of the consolidated financial statements and financial statement schedules of North Lily Mining Company as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992 which report is incorporated by reference in this Form S-8 registration statement.


                                              /s/ Coopers & Lybrand, L.L.P.
          January 24, 1996                        COOPERS & LYBRAND, L.L.P.
          Oakland, California